JetBlue Submits Superior Proposal to Acquire Spirit,
Positioning America’s Much-Loved Airline as the Most Compelling National
Low-Fare Challenger to the ‘Big Four’ Airlines

All-Cash Offer of $33 Per Share Represents a 52% Premium to Spirit’s Undisturbed Share Price on February 4, 2022, and a 50% Premium to Spirit’s Closing Price on April 4, 2022

Travelers Shouldn’t Have to Choose Between a Low Fare and a Great Experience; Accelerated JetBlue Growth Would Allow Combined Airline to Offer Both to More Customers in More Places

‘JetBlue Effect’ Is More Effective Than Ultra-Low-Cost Carriers in Introducing Competition and Bringing Down Legacy Carrier Fares

Combination Would Provide Job Growth and Opportunities for Crewmembers, a Strengthened Commitment to New York and Florida, and Expanded Reach of JetBlue’s Sustainability Efforts

Shareholders Would Benefit From JetBlue’s Enhanced Financial Strength, Accelerating Revenue Growth and Profitability; Expected to Deliver Run-Rate Operational Synergies of $600-700 Million and to be Accretive to EPS in Year One

Strong Confidence in Ability to Close in a Timely Manner; No JetBlue Shareholder Vote Required; Financing Certainty

NEW YORK – April 5, 2022 – JetBlue (NASDAQ: JBLU) today confirmed it has submitted a proposal to the Board of Directors of Spirit (NYSE: SAVE) to acquire Spirit for $33 per share in cash, implying a fully diluted equity value of $3.6 billion and providing full and certain value to Spirit shareholders. The proposal represents a premium of 52% to Spirit’s undisturbed share price on February 4, 20221, and a premium of 50% to Spirit’s closing share price on April 4, 20222. JetBlue firmly believes its proposal constitutes a “superior proposal” under Spirit’s merger agreement with Frontier and represents the most attractive opportunity for Spirit’s shareholders.

The combination of the two airlines would position JetBlue as the most compelling national low-fare challenger to the four large dominant U.S. carriers by accelerating JetBlue’s growth and expanding the reach of the “JetBlue Effect,” which occurs when legacy carriers react to JetBlue’s unique combination of low fares and award-winning customer service with lower fares. JetBlue triggers significantly greater fare decreases from legacy airlines when it enters a new market than when ultra-low-cost carriers enter a market.

“Customers shouldn’t have to choose between a low fare and a great experience, and JetBlue has shown it’s possible to have both,” said Robin Hayes, JetBlue CEO. “When we grow and introduce our unique value proposition onto new routes, legacy carriers lower their fares and customers win with more choice. The combination of JetBlue and Spirit – coupled with the incredible benefits of our Northeast Alliance with American Airlines – would be a game changer in our ability to deliver superior value on a national scale to customers, crewmembers,
1 Represents premium over Spirit’s closing share price on February 4, 2022 ($21.73).
2 Represents premium over Spirit’s closing share price on April 4, 2022 ($21.99).

communities, and shareholders. The transaction would accelerate our strategic growth and create sustained, long-term value for the stakeholders in both companies.”

Challenges the Dominant Carriers with Low Fares and Award-Winning Customer Service
In the 22 years since JetBlue first brought low fares to New York, airline mergers have created a landscape where the four largest U.S. carriers control more than 80 percent of the domestic market, to the detriment of consumers. The combination of JetBlue and Spirit would create the fifth largest domestic airline, better positioning it on a national level as a customer-centric, low-fare alternative to the dominant “Big Four” airlines.

JetBlue is loved by customers for its award-winning onboard service, featuring the most legroom in coach (a); free and fast Fly-Fi broadband internet (b); complimentary and unlimited name-brand snacks and soft drinks; and free, live DIRECTV® programming at every seat. The current merger proposal assumes the rebranding and retrofitting of Spirit’s fleet as JetBlue, introducing a superior onboard experience to Spirit customers.

“While JetBlue and Spirit are different in many ways, we also have much in common, including a focus on keeping our costs low so we can profitably expand and offer an attractive alternative to the dominant ‘Big Four’ airlines. We would conduct a full review of Spirit’s product offering, operational and customer technology, and talent pool to optimize the combined airline,” said Hayes.

Builds on Its Northeast Alliance with American Airlines While Further Deepening JetBlue’s Commitment to New York and Florida
JetBlue has established deep roots in New York, where it has long been New York’s Hometown Airline®. The combined company would maintain the JetBlue brand and continue to be based in New York City.

Through its successful Northeast Alliance (NEA) with American Airlines, JetBlue is currently experiencing significant growth in New York and Boston. In the New York area, JetBlue plans to grow from 200 to nearly 300 daily flights across JFK, LaGuardia, and Newark airports this year. JetBlue’s expanded presence is already significantly benefitting the community, with plans to hire 5,000 new crewmembers in the New York-New Jersey region this year and offering travelers in and out of the New York and Boston areas more choices, low fares, and JetBlue’s award-winning experience. The combination with Spirit would complement the NEA’s positive impact in the Northeast by similarly expanding JetBlue’s presence nationwide.

JetBlue has a long history in Florida, starting with the airline’s first revenue flight in 2000 between New York and Fort Lauderdale. With Spirit’s existing headquarters in the Fort Lauderdale area and presence at Fort Lauderdale-Hollywood International Airport (FLL), JetBlue would have the opportunity to deepen its longstanding commitment to Florida. Both Fort Lauderdale and Orlando are JetBlue focus cities, and its JetBlue Travel Products subsidiary – best known for its fast-growing JetBlue Vacations and Paisly product offerings – is also based in the Fort Lauderdale area. The combined airline would offer more than 170 daily flights at FLL, building JetBlue’s relevance as a stronger low-fare competitor in South Florida. At Orlando International Airport (MCO), JetBlue would grow to more than 130 daily flights. JetBlue maintains its training campus and a customer support center in Orlando, and would plan for significant expansion in Florida to support the larger, combined airline.

“Our Northeast Alliance with American Airlines has supercharged our growth in New York and Boston, unlocking opportunities for us to grow where we could not have before. We view a combination with Spirit as perfectly complementing the NEA. These strategic moves aim to increase our relevance and bring the JetBlue competitive effect to more places while deepening our roots in the communities we call home. Throughout the pandemic, Florida has been a bright spot for JetBlue, and this would offer us the opportunity to hire even more crewmembers in the state, increase service in FLL and MCO for our customers, and further expand our training and support center footprint,” Hayes said.

Offers Crewmembers Greater Opportunities Supported by JetBlue’s Differentiated Culture
JetBlue’s differentiated culture has made it a leading place to work since its first flight in 2000. Supported by JetBlue’s mission to Inspire Humanity and its values-based culture, the combined airline would have 32,000 crewmembers with plans to hire more as the airline grows.

By bringing together the power of the JetBlue and Spirit teams, with their shared commitment to customers and innovation, the combination would strengthen JetBlue’s ability to grow, deliver outstanding service, and compete in a domestic market dominated by the four largest airlines. A larger, financially stronger JetBlue would provide current and future crewmembers with more career growth opportunities, broader travel benefits, more opportunities to make a bigger difference in the communities JetBlue and Spirit serve, and a deeper bench of intellectual capital to support the future growth of the airline.

JetBlue is committed to working with labor leaders representing crewmembers and team members at both airlines to ensure the combination supports the needs of those that operate the airline, especially as Spirit team members join JetBlue. JetBlue intends to continue having direct crewmembers in places where it has them today and would insource Spirit roles in those cities. In locations where JetBlue does not currently insource, it would plan to conduct a full review to evaluate Spirit’s staffing model and determine the optimal path forward for the combined company.

Unlocks JetBlue Growth Across the U.S., Caribbean, and Latin America
The proposed transaction would turbocharge JetBlue’s network strategy, diversifying and expanding JetBlue’s footprint across the U.S., Caribbean, and Latin America. The combined network would serve more than 77 million customers annually on more than 1,700 daily flights to over 130 destinations in 27 countries from Peru to the United Kingdom – increasing customer options with a significantly broader network and increasing relevance and connectivity in JetBlue’s focus cities.

The transaction would allow JetBlue to grow in its focus cities like Los Angeles, Fort Lauderdale, Orlando, and San Juan, as well as in legacy hubs where the dominant carriers control with high fares, including Las Vegas, Dallas, Houston, Chicago, Detroit, Atlanta, and Miami. The combination would introduce JetBlue for the first time to new destinations, including St. Louis;

Memphis, Tenn.; Louisville, Ky., Atlantic City, N.J.; Myrtle Beach, S.C.; and four additional destinations in Colombia.

The combination would leverage JetBlue and Spirit’s complementary Airbus fleet and order book to drive sustained, profitable growth. The combined airline would have a fleet of 455 aircraft with 312 Airbus aircraft on order. The joint fleet would be one of the youngest and most fuel efficient in the industry. With JetBlue’s Embraer E190 fleet set for retirement, a common Airbus fleet and engine commonality would simplify integration, reducing the need for additional training and offering opportunities to better utilize spares, parts, and manufacturer support across both airlines.

Expands JetBlue’s Goal to Achieve Net Zero Carbon Emissions Ahead of Industry
JetBlue is taking bold steps to address its emissions and reduce its contribution to climate change. Its combined fleet with Spirit would accelerate its transition to next generation aircraft composed of modern and fuel-efficient aircraft to achieve its sustainability goals. JetBlue plans to achieve net zero carbon emissions by 2040 – 10 years ahead of the broader industry’s goal. JetBlue’s sustainability programs aim to:

•Decrease aircraft emissions 25% per available seat mile (ASM) by 2030 from 2015 levels, excluding offsets.
•Convert 10% of total jet fuel to blended sustainable aviation fuel by 2030, and 30% in New York.
•Convert 40% of three main ground service equipment vehicle types to electric by 2025 and 50% by 2030.
•Eliminate single-use plastic service ware where possible. Where not possible, ensure plastic is recyclable.
•Maintain at least an 80% recycling rate for audited domestic flights.

Delivers Superior Value and High Degree of Certainty for All Shareholders
JetBlue’s proposal offers Spirit shareholders full and certain value, and a high degree of certainty. The proposal values Spirit at $33 per share in cash, which represents:

•A 52%1 premium to Spirit’s undisturbed share price as of February 4, 2022, the last trading day before the Frontier transaction announcement.
•A 50%2 premium to Spirit’s closing price on April 4, 2022, or a premium of $11.01 per share in cash to Spirit shareholders.
•A 37%3 premium to the value implied by the Frontier transaction as of April 4, 2022.
•An implied aggregate equity value of $3.6 billion and an adjusted enterprise value of $7.3 billion for Spirit.4

No JetBlue shareholder vote is required to complete the proposed transaction, which will not be subject to financing contingency. JetBlue has approximately $2.8 billion of cash on hand as of December 31, 2021, and has a variety of unencumbered assets available to finance, worth in aggregate approximately $9 billion.
3 Represents premium over implied value of Frontier offer as of April 4, 2022 ($24.07).
4 Assumes fully diluted shares outstanding of approximately 109.5 million and Adjusted Net Debt of $3.7 billion, including operating leases (as of December 31, 2021, based on Spirit’s Form 10-K).

The proposed transaction is expected to deliver $600-700 million in net annual synergies once integration is complete, driven in large part by expanded customer offerings resulting from the greater scale of the network. The combined airline is projected to have annual revenues of approximately $11.9 billion based on 2019 revenues. JetBlue expects the transaction to be accretive to earnings per share in the first full year, excluding integration costs.

Given its conviction in securing the necessary regulatory approvals, JetBlue is highly confident that its proposed transaction would be completed on a timely basis and on a timeframe generally consistent with the pending transaction with Frontier. JetBlue’s proposal contemplates that the definitive agreement for the proposed transaction would contain contractual commitments designed to address any regulatory concern, including, while JetBlue is highly confident in the completion of the transaction, a “reverse break-up fee” that would become payable to Spirit in the unlikely event the proposed transaction is not consummated for antitrust reasons. These terms represent a meaningful improvement compared to the terms contemplated in the pending transaction with Frontier.

Transaction Details
JetBlue intends to fund the transaction with cash on hand and debt financing led by Goldman Sachs & Co. LLC.

The execution of a definitive merger agreement between JetBlue and Spirit would be subject to approval by each company’s Board of Directors and completion of the transaction would be subject to customary closing conditions, including receipt of required regulatory approvals and approval of Spirit’s shareholders.

Investor & Media Conference Call Details
JetBlue will hold a conference call on Wednesday, April 6, 2022 at 8:00 AM ET for analysts and media to discuss its proposal. A live, listen-only webcast of the call, as well as accompanying slides, will be available on JetBlue’s investor relations website at the following web address: http://investor.jetblue.com.

For those unable to listen to the live webcast, it will also be archived on JetBlue's investor relations website under “Audio Archives” following the conference call.

Advisors
Goldman Sachs & Co. LLC is serving as JetBlue’s financial advisor and Shearman & Sterling LLP is serving as JetBlue’s legal advisor.

About JetBlue
JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando, and San Juan. JetBlue carries customers across the U.S., Caribbean, and Latin America, and between New York and London. For more information, visit JetBlue.com.

Forward Looking Statements

Statements in this press release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this document, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those listed in our U.S. Securities and Exchange Commission (“SEC”) filings, matters of which we may not be aware, the coronavirus pandemic including new and existing variants, the outbreak of any other disease or similar public health threat that affects travel demand or behavior, the outcome of any discussions between JetBlue and Spirit with respect to a possible transaction, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein, the conditions to the completion of the possible transaction, including the receipt of any required stockholder and regulatory approvals and, in particular, our expectation as to the likelihood of receipt of antitrust approvals, JetBlue’s ability to finance the possible transaction and the indebtedness JetBlue expects to incur in connection with the possible transaction, the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spirit’s operations with those of JetBlue, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the possible transaction. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in JetBlue’s SEC filings, including but not limited to, JetBlue’s 2021 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur. Our forward-looking statements speak only as of the date of this press release or as of the dates so indicated. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.
Additional Information and Where to Find It

This press release relates to a proposal which JetBlue has made for a business combination transaction with Spirit. In furtherance of this proposal and subject to future developments, JetBlue (and, if a negotiated transaction is agreed to, Spirit) may file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document JetBlue and/or Spirit may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF JETBLUE AND SPIRIT ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE POSSIBLE TRANSACTION. Any definitive proxy statement (if and when available) will be mailed to stockholders of Spirit. Investors and security holders of Spirit and JetBlue will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by JetBlue and Spirit through the web site maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

This press release is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, JetBlue and certain of its directors and executive officers may be deemed to be participants in any solicitation with respect to the proposed transaction under the rules of the SEC. Information regarding the interests of these participants in any such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available. These documents can be obtained free of charge as described in the preceding paragraph.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

(a) JetBlue offers the most legroom in coach based on average fleet-wide seat pitch for U.S. airlines.

(b) Fly-Fi and live television are available on all JetBlue-operated flights. On ViaSat-2 equipped aircraft, Fly-Fi will not be available on portions of some routes, and live television will not be available while operating outside of the contiguous U.S., or until the aircraft returns to the coverage area. On all other aircraft, Fly-Fi and live television will not be available while operating outside of the contiguous U.S., or until the aircraft returns to the coverage area.

JetBlue Corporate Communications
Tel: +1.718.709.3089
corpcomm@jetblue.com

JetBlue Investor Relations
Tel: +1 718 709 2202
ir@jetblue.com